Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73, 74U and 74V correctly, the correct answers are as follows...

	 A 	 C 	 H
72. DD)
1.	n/a	n/a	n/a
2.	n/a	n/a	n/a
3.	n/a	n/a	n/a
4.	n/a	n/a	n/a
11.	n/a	n/a	n/a
12.	n/a	n/a	n/a
13.	n/a	n/a	n/a
14.	n/a	n/a	n/a

72. EE)
1.	n/a	n/a	n/a
2.	n/a	n/a	n/a
3.	n/a	n/a	n/a
4.	n/a	n/a	n/a
11.	n/a	n/a	n/a
12.	n/a	n/a	n/a
13.	n/a	n/a	n/a
14.	n/a	n/a	n/a

73.  A)
1.	n/a	n/a	n/a
2.	n/a	n/a	n/a
3.	n/a	n/a	n/a
4.	n/a	n/a	n/a
11.	n/a	n/a	n/a
12.	n/a	n/a	n/a
13.	n/a	n/a	n/a
14.	n/a	n/a	n/a

73.  B)
1.	n/a	n/a	n/a
2.	n/a	n/a	n/a
3.	n/a	n/a	n/a
4.	n/a	n/a	n/a
11.	n/a	n/a	n/a
12.	n/a	n/a	n/a
13.	n/a	n/a	n/a
14.	n/a	n/a	n/a

74. U)
1.	999	1374	6472
2.	300	542	4362
3.	165	321	2936
4.	122	561	6776
11.	485	394	1412
12.	50	71	1472
13.	20	40	433
14.	41	411	1722

74. V)
1.	$15.02	$13.99	$15.01
2.	$37.73	$35.27	$37.76
3.	$57.18	$51.96	$57.18
4.	$12.35	$11.58	$12.34
11.	$11.47	$11.02	$11.47
12.	$42.41	$40.65	$42.43
13.	$77.89	$75.91	$77.90
14.	$24.74	$23.85	$24.65